Independent Bank Corp.
[          ], 2008
Dear Slade’s Ferry Bancorp. Shareholder:
     In connection with the merger of Slade’s Ferry Bancorp. (“Slade’s Ferry”) with and into Independent Bank Corp. (“Independent”), you have the opportunity to elect to receive shares of Independent common stock, cash, or a combination of Independent common stock and cash in exchange for your shares of Slade’s Ferry common stock, subject to the proration procedures described in the Proxy Statement/Prospectus dated [Proxy Statement Date] (the “Proxy Statement”), which was provided to you previously in connection with Slade’s Ferry’s special meeting of shareholders held on January 17, 2008. This election will be effective only upon the consummation of the merger, which is expected to occur on or about [Effective Date]. A complete description of the merger and the election and proration procedures is included in the Proxy Statement.
     Enclosed is an Election Form and Letter of Transmittal and related documents. Please complete, sign and return the Election Form and Letter of Transmittal, with all of your Slade’s Ferry stock certificates, to Independent’s exchange agent, Computershare, in order to make an election. In addition, enclosed is an Election and Transmittal Information Booklet for your reference. Please use the enclosed envelope to return your Election Form and Letter of Transmittal and your stock certificates. Do not send your stock certificates to Slade’s Ferry or Independent.
     In order for your election to be effective, Computershare must receive your Election Form and Letter of Transmittal, together with your Slade’s Ferry stock certificates, no later than the Election Deadline of [Time of Day], Eastern time, on [Election Deadline]. Please follow the instructions provided with the Election Form and Letter of Transmittal carefully.
     If you do not surrender your Slade’s Ferry stock certificates with the Election Form and Letter of Transmittal, Computershare will send you additional forms for the surrender of your Slade’s Ferry stock certificates after consummation of the merger, and you will be deemed not to have made an election of either cash or stock, and an allocation of cash and/or shares of Independent stock will be made to you subject to the proration procedures contained in the merger agreement. If you choose to make an election, please note that (i) you may revoke your election any time prior to the Election Deadline by following the instructions provided with the Election Form and Letter of Transmittal and (ii) the merger may not close for some time after the Election Deadline and during that period you will not be able to trade your stock.
     The Proxy Statement contains important information about the merger, your election rights and the allocation of cash and shares of Independent common stock in the merger, so please read the Proxy Statement carefully before making your election by completing the Election Form and Letter of Transmittal.
     If you have any questions regarding the election materials, please call Computershare at [Exchange Agent Phone Number].

[Signature]

Time is Critical.	Please Complete and Return Promptly
ELECTION FORM AND LETTER OF TRANSMITTAL
To accompany certificates of common stock, par value $0.01 per share, of Slade’s Ferry Bancorp.
ELECTION DEADLINE IS [TIME OF DAY], EASTERN TIME, ON [ELECTION DEADLINE]
     If your Slade’s Ferry Bancorp. Certificate(s) has been lost, stolen, misplaced or mutilated contact [     ]. See Instruction 3.

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR
SEND BY OVERNIGHT DELIVERY
     Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 5. Mail or send by overnight delivery service this Election Form and Letter of Transmittal, together with the certificate(s) described below representing your shares, to the Exchange Agent:

If delivering by mail: [Exchange Agent Mailing Address]	If delivering by hand or courier: [Exchange Agent Physical Address]
For Information Call [     ]
     Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 11, 2007 (the “Merger Agreement”), by and among Independent Bank Corp. (“Independent”), Rockland Trust Company, Slade’s Ferry Bancorp. (“Slade’s Ferry”) and Slade’s Ferry Trust Company, in connection with the merger of Slade’s Ferry with and into Independent, each Slade’s Ferry shareholder will have the opportunity to elect to receive (1) all cash, (2) all Independent common stock or (3) a combination of cash and Independent common stock in exchange for their Slade’s Ferry shares, subject to the proration procedures in the Merger Agreement. For a full discussion of the merger and the effect of this election, see the Proxy Statement/Prospectus, dated [Proxy Statement Date] (the “Proxy Statement”).
     This election governs the consideration that you, as a shareholder of Slade’s Ferry, will receive if the merger is consummated. This election may also affect the income tax treatment of the consideration that you receive.
DESCRIPTION OF SLADE’S FERRY BANCORP. SHARES SURRENDERED Names(s) and Address of Registered Holder(s) Certificate No(s) Number of Shares (Please correct details if incorrect or fill in, if blank) (Please ensure name(s) appear(s) exactly as on Certificate) TOTAL SHARES

     Complete the box below to make an election (1) to have all or a requested percentage of your shares of Slade’s Ferry common stock converted into the right to receive 0.818 shares Independent common stock per share of Slade’s Ferry common stock (a “Stock Election”) with the balance of your shares of Slade’s Ferry common stock converted into the right to receive $25.50 per share of Slade’s Ferry common stock (a “Cash Election”), or (2) to indicate that you make a no preference election. If the “NO PREFERENCE ELECTION” box is checked, if no box is checked, or if you check the Stock Election Percentage box and fail to fill in a percentage, you will be deemed to have made a “No Preference Election” for all of your shares, subject to the proration procedures in the Merger Agreement.

ELECTION
I hereby elect to receive the following as consideration for my shares of Slade’s Ferry common stock: (check only one box, fill in a percentage if you check the first box; you may choose any percentage from and including 100% to and including 0%. If you choose an amount less than 100%, you will be electing that the balance of your shares will be converted to $25.50 cash per share. If you would like to receive only cash, check the box for “cash election” and write “0” in the blank line next to “stock election.”)
☐	STOCK PERCENTAGE ELECTION — ___% of the shares of Slade’s Ferry common stock converted into 0.818 shares of Independent common stock per share of Slade’s Ferry common stock, subject to the proration procedures in the Merger Agreement.

No fractional shares will be issued and you will receive a cash payment in lieu of fractional shares.

☐	CASH ELECTION — Each share of your Slade’s Ferry common stock not included in the percentage elected above for conversion to Independent common stock will be converted into a cash payment of $25.50 per share, subject to the proration procedures in the Merger Agreement.

☐	NO PREFERENCE ELECTION — The shares of Slade’s Ferry common stock converted into 0.818 shares of Independent common stock per share of Slade’s Ferry common stock and/or a cash payment of $25.50 per share of Slade’s Ferry common stock, subject to the proration procedures in the Merger Agreement.
You will be deemed to have made a “NO PREFERENCE ELECTION” if,
A.	You check “No Preference Election,” no choice is indicated above or you check “Stock Percentage Election” and fail to fill in a percentage;

B.	You fail to follow the instructions on this “Election Form and Letter of Transmittal” or otherwise fail properly to make an election; or

C.	A completed “Election Form and Letter of Transmittal,” together with your Slade’s Ferry share certificate(s), is not actually received by the Election Deadline.
     The Merger Agreement provides that 75% of the outstanding shares of Slade’s Ferry common stock will be exchanged for stock and 25% of the outstanding shares of Slade’s Ferry common stock will be exchanged for cash. When the elections of all Slade’s Ferry shareholders have been received, Independent will determine the exact amount of cash and/or shares of Independent common stock to be distributed to Slade’s Ferry shareholders based on their election choices and the proration procedures described in the Merger Agreement and Proxy Statement. Independent will attempt to comply with the election requests of Slade’s Ferry shareholders. However, if shareholders owning more than 25% of the outstanding shares of Slade’s Ferry common stock elect to receive cash, the number of shares of Slade’s Ferry common stock that will be exchanged for cash will be reduced on a pro rata basis. If shareholders owning more than 75% of the outstanding shares of Slade’s Ferry common stock elect to receive shares of Independent common stock, the number of shares of Slade’s Ferry common stock that will be exchanged for Independent common stock will be reduced to 75% on a pro rata basis.

     To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your Slade’s Ferry shares, at the address above prior to [Time of Day], Eastern Time, on [Election Deadline]. Do not send this document or your Slade’s Ferry stock certificates to Slade’s Ferry or Independent.
The undersigned represents that I (we) have full authority to surrender the certificate(s) for exchange without restriction. Please issue the new certificate and check in the name shown above to the above address unless instructions are given in the boxes below.
SPECIAL ISSUANCE/PAYMENT SPECIAL DELIVERY INSTRUCTIONS INSTRUCTIONS Complete ONLY if the new certificate Complete ONLY if the new certificate and check are to be issued in a name and check are to be mailed to some which differs from the name on the address other than the address surrendered certificate(s). reflected above. Issue to: Mail to: Name(s): ___ Name(s): Address: ___ Address: ___ (See Instruction 7) (See Instruction 8)
REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW
SIGNATURE(S) REQUIRED SIGNATURE(S) GUARANTEED (IF REQUIRED) Signature of Registered Holder(s) or Agent See Instruction 7. —— — Must be signed by the registered Unless the shares were tendered by the registered holder(s) EXACTLY as name(s) appear(s) on holder(s) of the common stock, or for the account of stock certificate. If signature is by a a member of a “Signature Guarantee trustee, executor, administrator, Program”, Stock Exchange guardian, Attorney-in-fact, officer for a Medallion Program or New York corporation in a fiduciary or Stock Exchange Medallion representative capacity, or other person, Signature Program (an please set forth full title. “Eligible Institution”), your signature(s) must be See Instructions 6 and 7. guaranteed by an Eligible Institution.
Registered Holder Authorized Signature ___ Registered Holder Name of Firm ___ Title, if any Address of Firm — Please Print Important: Area Code/Phone No. ___
Also: Sign and provide your tax ID number on the Substitute Form W-9 provided herein.

INSTRUCTIONS
(Please read carefully the instructions below)
          1.      Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related Slade’s Ferry Bancorp. (“Slade’s Ferry”) common stock certificates, must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than [TIME OF DAY], EASTERN TIME, ON [ELECTION DEADLINE]. The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.
          2.      Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.
          3.      Surrender of Certificate(s), Lost Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact [___], prior to submitting this Election Form and Letter of Transmittal.
          4.      Termination of Merger: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Slade’s Ferry common stock via registered mail. The Exchange Agent and Slade’s Ferry will use their commercially reasonable efforts to facilitate return of Slade’s Ferry stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting Slade’s Ferry shareholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.
          5.      Method of Delivery: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Independent or Slade’s Ferry. The method of delivery (mail, overnight delivery service) of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.
          6.      New Certificate/Check Issued In the Same Name: If the new certificate and check are to be issued in the same name as the surrendered certificate(s), the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s) because signatures are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution (as defined below). If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such to the registration must be accompanied by proper evidence of the signer’s authority to act.
          7.      Special Issuance/Payment Instructions: If checks and new certificates are to be made payable to or registered in other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in this box. The shareholder(s) named will be considered the record owner(s) and should complete the section entitled “Signatures Required” and the Substitute Form W-9. If the section entitled “Special Issuance/Payment Instructions” is completed then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.
          8.      Special Delivery Instructions: If checks and new certificates are to be delivered to other than the name(s) that appear on the surrendered certificate(s) or to the registered holders of the existing certificates at an address other than that appearing on the “Election Form and Letter of Transmittal” indicate the name(s) and address in this box.
          9.      Substitute Form W-9: Under the Federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to [ ]% federal income tax withholding on the payment of any cash. The surrendering shareholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold [ ]% on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details of what TIN to give the Exchange Agent.

TO SHAREHOLDERS OF SLADE’S FERRY BANCORP.
ELECTION AND TRANSMITTAL INFORMATION BOOKLET
          This information booklet from Independent Bank Corp. (“Independent”) is provided to shareholders of Slade’s Ferry Bancorp. (“Slade’s Ferry”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election and submit your Slade’s Ferry stock certificates. We urge you to read the instructions to the enclosed Election Form and Letter of Transmittal carefully and review the Frequently Asked Questions below, as well as the Proxy Statement/Prospectus dated [Proxy Statement Date] (the “Proxy Statement”), which you received previously in connection with Slade’s Ferry’s special meeting of shareholders held on January 17, 2008. After reviewing this material, please complete the Election Form and Letter of Transmittal and send it in the enclosed envelope to Independent’s exchange agent, Computershare. If you have additional questions after reading this material, you should contact Computershare at [Exchange Agent phone number].
          The deadline for receipt of your Election Form and Letter of Transmittal is [Time of day], Eastern time, on [Election Deadline] (the “Election Deadline”). We anticipate that the merger will occur on or about [Effective Date] (the “Effective Date”).
FREQUENTLY ASKED QUESTIONS

1.       Why have I been sent an Election Form and Letter of Transmittal?
          On January 17, 2008, the shareholders of Slade’s Ferry approved the Agreement and Plan of Merger, dated October 11, 2007, by and among Independent, Rockland Trust Company, Slade’s Ferry, and Slade’s Ferry Trust Company (the “Merger Agreement”), a copy of which was attached as Appendix A to the Proxy Statement. Under the Merger Agreement, you, as a Slade’s Ferry shareholder, have the option to elect to receive (1) cash, (2) Independent common stock or (3) a combination of cash and Independent common stock in the percentages you elect, as consideration for your shares of Slade’s Ferry common stock, subject to the proration procedures described in the Merger Agreement, the Proxy Statement and the response to Question 6 below.
          An Election Form and Letter of Transmittal is being mailed to each shareholder holding Slade’s Ferry stock certificates. It is to be used to make a cash and/or stock election and to surrender stock certificates. If you also hold shares with a brokerage firm, you will receive election instructions from that firm.
2.       What is the Election Form and Letter of Transmittal?
          The enclosed Election Form and Letter of Transmittal does two things. First, it lets us know your preferred form of payment for your shares of Slade’s Ferry common stock. Second, it allows you to surrender your Slade’s Ferry stock certificates in order to receive payment for the shares of Slade’s Ferry common stock that you own.

3.       How do I complete the Election Form and Letter of Transmittal?
          The Election Form and Letter of Transmittal is divided into separate sections. Instructions for completing each section are set forth in the Election Form and Letter of Transmittal, where applicable.
          When completed, please sign and date the Election Form and Letter of Transmittal and send it to Computershare in the enclosed envelope along with your Slade’s Ferry stock certificates so that you can make your election to receive cash, shares of Independent common stock or a combination of cash and shares. Please see Question 12 for important information concerning the transmittal of your Election Form and Letter of Transmittal to Computershare. Please note that if your shares are held jointly, signatures of both owners are required.
          Consistent with the terms of the Merger Agreement, the Election Form and Letter of Transmittal authorizes Computershare to take all actions necessary to accomplish the delivery of the shares of Independent common stock and/or cash in exchange for your shares of Slade’s Ferry common stock.
          Please return your Slade’s Ferry stock certificate(s) along with the Election Form and Letter of Transmittal in the enclosed envelope. Do not sign the back of your stock certificates except in those circumstances described in Instruction 7, “Special Issuance/Payment Instructions,” of the Election Form and Letter of Transmittal.
4.       What happens if I do not return an Election Form and Letter of Transmittal or miss the Election Deadline?
          If you do not respond prior to [Time of day], Eastern time, on [Election Deadline], you will be deemed to have made “No Election” and will receive shares of Independent common stock and/or cash in exchange for your shares of Slade’s Ferry common stock, subject to the proration procedures in the Merger Agreement. If the holders of more than 75% of the Slade’s Ferry common stock being exchanged in the merger elect to receive Independent common stock, then all Slade’s Ferry shareholders who have made no election will receive cash for their Slade’s Ferry shares. If the holders of less than 75% of the Slade’s Ferry common stock being exchanged elect to receive Independent common stock, non-electing Slade’s Ferry shareholders will receive (1) shares of Independent common stock, if the number of all non-electing shares is not sufficient to bring the overall number of Slade’s Ferry shares exchanged for Independent shares to 75% of the total; or (2) a combination of cash and Independent common stock if the number of all non-electing shares is sufficient to bring the overall number of Slade’s Ferry shares exchanged for Independent shares to 75% of the total. Also, until you submit your Slade’s Ferry stock certificates, the cash and/or shares of Independent common stock cannot be sent to you.
5.       What are my elections for converting my shares of Slade’s Ferry common stock?
          You can elect, subject to the limitations and proration procedures described in Question 6, to have (1) all of your shares of Slade’s Ferry common stock converted into Independent common stock, (2) all of your shares of Slade’s Ferry common stock converted into cash, or (3) a portion of your shares of Slade’s Ferry common stock converted into Independent common stock and the balance of your shares of Slade’s Ferry common stock converted into cash.
6.       Am I guaranteed to receive what I ask for on the election form?
          No. Independent cannot ensure that all Slade’s Ferry shareholders will receive their election choices. The Merger Agreement provides that 75% of the outstanding shares of Slade’s Ferry common stock will be exchanged for stock and 25% of the outstanding shares of Slade’s Ferry common stock will be exchanged for cash. When the elections of all Slade’s Ferry shareholders have been received, Independent will determine the exact amount of cash and/or shares of Independent common stock to be distributed to each Slade’s Ferry shareholder based on their election choices and the proration procedures described in the Merger Agreement and Proxy Statement. Independent will attempt to comply with the election requests of Slade’s Ferry shareholders. However, if shareholders owning more than 25% of the outstanding shares of Slade’s Ferry common stock elect to receive cash, the number of shares of Slade’s Ferry common stock that will be exchanged for cash will be reduced on a pro rata basis. If shareholders owning more than 75% of the outstanding shares of Slade’s Ferry common stock elect to receive shares of Independent common stock, the number of shares of Slade’s Ferry common stock that will be exchanged for Independent common stock will be reduced on a pro rata basis.
7.       If I receive cash, how much cash will I receive for each share of Slade’s Ferry common stock?
          Independent will pay you $25.50 in cash for each share of Slade’s Ferry common stock to be exchanged for cash, after taking into account your election and the proration procedures described in the Merger Agreement and Proxy Statement (see Question 6).
8.      If I receive shares of Independent common stock, how many shares will I receive for each share of Slade’s Ferry common stock?
          For each share of Slade’s Ferry common stock owned for which you elect to receive Independent common stock as merger consideration, you will receive 0.818 shares of Independent Common Stock, taking into account the proration procedures described in the Merger Agreement and Proxy Statement (see Question 6).
          No fractional shares will be issued. You will receive a cash payment in lieu of any fractional shares.
9.       When can I expect to receive my Independent stock certificates or cash?
          We anticipate that you will receive your merger consideration within five (5) business days after the later of (1) the Effective Date of the merger or (2) Exchange Agent’s receipt of a completed Election Form and Letter of Transmittal along with your Slade’s Ferry stock certificate(s).

10.     What if I cannot locate my stock certificate(s)?
          If your certificate(s) representing shares of Slade’s Ferry common stock has(have) been lost, stolen, misplaced or mutilated contact [    ]. See Instruction 3 to the Election Form and Letter of Transmittal.
11.     Will I have to pay taxes on the proceeds if my shares are exchanged?
          Generally, an exchange involving cash will be treated as a transaction in which gain or loss will be recognized. You will not recognize gain or loss if you exchange your shares of Slade’s Ferry common stock solely for Independent common stock except to the extent of any cash received in lieu of a fractional share of Independent common stock. You should refer to the discussion under “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.
12.     How should I send in my signed documents and stock certificates?
          An envelope addressed to Computershare is enclosed with this package. You may use this envelope to return your Election Form and Letter of Transmittal, your Slade’s Ferry stock certificates, and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and Letter of Transmittal and any additional documentation to: [Exchange Agent Mailing Address]. If you are mailing stock certificates, we recommend that they be sent (using the return envelope provided) registered mail, properly insured, with return receipt requested. You may instead choose to send your documentation to Computershare by an overnight delivery service, also properly insured. The amount of insurance that may be purchased from overnight delivery services may be greater than is available if you send the documents by mail. Please do not return any documents to Slade’s Ferry or Independent.
          Until your Slade’s Ferry stock certificates are actually received by Computershare, delivery is not effected. You hold title to the certificates and you bear the risk of loss.
13.     Are there any fees associated with the exchange?
          There are no fees associated with the exchange unless you need to replace missing stock certificates or request a check or certificate representing Independent common stock in a name(s) other than your name.
14.     How do I change my address on the Election Form and Letter of Transmittal?
          Mark through any incorrect address information that is printed on the front of the Election Form and Letter of Transmittal. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment under the merger at a different address from that imprinted on the front of the Election Form and Letter of Transmittal, please complete the box entitled “Special Delivery Instructions” on the Election Form and Letter of Transmittal.
15.     What do I do if:
(a)	I want to change the name on my certificate?

(b)	I want to have my check made payable to someone else?

(c)	The owner or co-owner of the shares is deceased?
          Please complete the “Special Issuance/Payment Instructions” in the Election Form and Letter of Transmittal in order to transfer the shares or cash to someone else.
16.     May I continue to trade my Slade’s Ferry shares after I surrender my stock certificate(s)?
          No. Once you submit your stock certificates, you may no longer trade your shares, though the stock will continue to trade until the merger is effective.
17.     Can I revoke my election?
          Any election may be revoked until [Time of day] Eastern time, on [Election Deadline]. To revoke or change an election, a written notice of revocation must (1) specify the name of the shareholder having made the election to be revoked, and (2) be signed by the shareholder in the same manner as the original signature on the Election Form and Letter of Transmittal by which such election was made. A new election may be made by submitting a new Election Form and Letter of Transmittal.
18.     Who do I call if I have additional questions?
          You may contact Computershare at [Exchange Agent Phone].
DELIVERY INSTRUCTIONS
By Mail:
[Exchange Agent Mailing Address]
By Hand:
[Exchange Agent Physical Address]

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT [Time of Day], EASTERN
TIME, ON [Election Deadline] (THE “EXPIRATION DATE”). THE COMPANIES
ANTICIPATE THE MERGER TO OCCUR ON OR ABOUT [Effective Date].
To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
          On January 17, 2008, shareholders of Slade’s Ferry Bancorp. (“Slade’s Ferry”) approved the Agreement and Plan of Merger, dated as of October 11, 2007, by and among Independent Bank Corp. (“Independent”), Rockland Trust Company, Slade’s Ferry and Slade’s Ferry Trust Company (the “Merger Agreement”).
          Pursuant to the terms of the Merger Agreement (attached as Appendix A to the Proxy Statement/Prospectus dated [Date of Proxy Statement] and mailed to Slade’s Ferry shareholders of record as of December 7, 2007), Slade’s Ferry shareholders have the following election options, subject to certain limitations:
1.	STOCK ELECTION — For each share of Slade’s Ferry common stock owned for which the holder elects to receive Independent common stock as merger consideration, the holder will receive 0.818 shares of Independent common stock.

The number of shares of Independent common stock to be received by Slade’s Ferry shareholders is subject to the proration procedures described in the Merger Agreement in the event that more or less than 75% of the merger consideration elected by Slade’s Ferry shareholders is for Independent common stock. No fractional shares will be issued, and Slade’s Ferry shareholders will receive a cash payment in lieu of fractional shares.

2.	CASH ELECTION — For each share of Slade’s Ferry common stock owned for which the holder does not elect to receive Independent common stock as merger consideration, the holder will receive $25.50, subject to the proration procedures described in the Merger Agreement in the event that more or less than 25% of the merger consideration elected by Slade’s Ferry shareholders is for cash.

3.	NO ELECTION — Slade’s Ferry shareholders who select the “No Election” option or who fail to make a proper election will receive merger consideration as follows:
•	If the holders of more than 75% of the Slade’s Ferry common stock being exchanged in the merger elect to receive Independent common stock, non-electing Slade’s Ferry shareholders will receive $25.50 for each share of Slade’s Ferry common stock owned;

•	If the holders of less than 75% of the Slade’s Ferry common stock being exchanged elect to receive Independent common stock, non-electing Slade’s Ferry shareholders will receive (a) 0.818 shares of Independent common stock for each share of Slade’s Ferry common stock owned if the number of all shares failing to make an election is not sufficient to bring the overall number of Slade’s Ferry shares being exchanged for shares of Independent common stock to 75% of the total; or (b) a combination of cash and Independent common stock if the number of all shares failing to make an election is sufficient to bring the overall number of Slade’s Ferry shares being exchanged for Independent common stock to 75% of the total.
          If no option is chosen on the Election Form, the Slade’s Ferry shareholder will be deemed to have selected “No Election” and merger consideration will be provided under the terms of Option 3 above.
          Independent cannot ensure that any Slade’s Ferry shareholder who makes an election will receive their election choice. The Merger Agreement provides that 75% of the outstanding shares of Slade’s Ferry common stock will be exchanged for stock and 25% of the outstanding shares of Slade’s Ferry common stock will be exchanged for cash. When the elections of all Slade’s Ferry shareholders have been received, Independent will determine the exact amount of cash and/or shares of Independent common stock to be distributed to Slade’s Ferry shareholders based on their election choices and the proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. Independent will attempt to comply with the election requests of Slade’s Ferry shareholders. However, if shareholders elect that more than 25% of the outstanding shares of Slade’s Ferry common stock receive cash, the aggregate number of shares of Slade’s Ferry common stock that will be exchanged for cash will be reduced to 25% on a pro rata basis. If shareholders owning more than 75% of the outstanding shares of Slade’s Ferry common stock elect to receive shares of Independent common stock, the aggregate number of shares of Slade’s Ferry common stock that will be exchanged for Independent common stock will be reduced to 75% on a pro rata basis.
          For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:
1.	The Election and Transmittal Form Information Booklet regarding the election process for registered shareholders.

2.	The Election Form and Letter of Transmittal, with instructions, that enables a registered shareholder to make his or her election and surrender his or her Slade’s Ferry stock certificates, including a Substitute Form W-9 to certify his or her taxpayer identification/social security number.

3.	The Substitute Form W-9 Guidelines.

4.	A Notice of Guaranteed Delivery to be used by brokers, dealers and other nominees to make an election if the procedures for delivering the necessary certificates representing shares of Slade’s Ferry common stock cannot be completed on a timely basis.

5.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.
YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION

WILL EXPIRE [Time of Day] EASTERN TIME ON [Election Deadline].
          For an election to be valid, a duly executed and properly completed election form (or facsimile thereof) including any required signature guarantees and any other documents should be sent to Computershare, together with either certificate(s) representing surrendered shares or timely combination of their book-entry transfer, in accordance with the instructions contained in the Election Form and Letter of Transmittal.
          Shareholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to Computershare, or who cannot complete the procedures for book-entry transfer, prior to the Expiration Date must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.
          No fees or commissions will be payable by Slade’s Ferry or Independent, or any officer, director, shareholder, agent, or other representative of Slade’s Ferry or Independent, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Computershare for services in connection with the election and exchange process). Independent will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.
          Any inquiries you may have with respect to the election should be addressed to Computershare at [Exchange Agent Phone Number]. Additional copies of the enclosed materials may be obtained by contacting Computershare.

INDEPENDENT BANK CORP.

[Signature]

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF SLADE’S FERRY, INDEPENDENT, Computershare, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT [TIME OF DAY], EASTERN TIME, ON [ELECTION DEADLINE]. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.
To Our Clients:
          On January 17, 2008, shareholders of Slade’s Ferry Bancorp. (“Slade’s Ferry”) approved the Agreement and Plan of Merger, dated as of October 11, 2007, by and among Independent Bank Corp. (“Independent”), Rockland Trust Company, Slade’s Ferry, and Slade’s Ferry Trust Company (the “Merger Agreement”). The effective date of the merger is expected to be on or about [Effective Date].
          Pursuant to the terms of the Merger Agreement (attached as Appendix A to the Proxy Statement/Prospectus dated [Proxy Statement Date] (the “Proxy Statement”)), you have the following election options, subject to certain limitations.
1.	STOCK ELECTION — For each share of Slade’s Ferry common stock owned for which you elect to receive Independent common stock as merger consideration, you will receive 0.818 shares of Independent common stock.

The number of shares of Independent common stock that you may receive is subject to the proration procedures described in the Merger Agreement in the event that more or less than 75% of the merger consideration elected by Slade’s Ferry shareholders is for Independent common stock. No fractional shares will be issued, and Slade’s Ferry shareholders will receive a cash payment in lieu of fractional shares.

2.	CASH ELECTION — For each share of Slade’s Ferry common stock owned for which you do not elect to receive Independent common stock as merger consideration, you will receive $25.50, subject to the proration procedures described in the Merger Agreement in the event that more or less than 25% of the merger consideration elected by Slade’s Ferry shareholders is for cash. If you would like to receive only cash, check the box for “cash election” and write “0” in the blank line next to “stock election.”

3.	NO ELECTION — Slade’s Ferry shareholders who select the “No Election” option or who fail to make a proper election will receive merger consideration as follows:
•	If the holders of more than 75% of the Slade’s Ferry common stock being exchanged in the merger elect to receive Independent common stock, non-electing Slade’s Ferry shareholders will receive $25.50 for each share of Slade’s Ferry common stock owned;

•	If the holders of less than 75% of the Slade’s Ferry common stock being exchanged elect to receive Independent common stock, non-electing Slade’s Ferry shareholders will receive (1) 0.818 shares of Independent common stock for each share of Slade’s Ferry common stock owned if the number of all shares failing to make an election is not sufficient to bring the overall number of Slade’s Ferry shares being exchanged for shares of Independent common stock to 75% of the total; or (2) a combination of cash and Independent common stock if the number of all shares failing to make an election is sufficient to bring the overall number of Slade’s Ferry shares being exchanged for Independent common stock to 75% of the total.
          If no option is chosen, your Election Form will be treated as having “No Election” and the merger consideration will be provided under the terms of Option 3 above.
          Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your Slade’s Ferry common stock for cash or shares Independent common stock. If you do not make an election, we will not make an election for you and you will be deemed to have made “No Election” under the terms of Option 3 above.
Please note the following:
•	The Election Deadline is [Time of Day], Eastern time, on [Election Deadline]. The companies anticipate that the effective date of the merger also will occur on or about [Effective Date]. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions prior to the Election Deadline.

•	If you miss our processing deadline, we may be unable to comply with your election preference. Independent will determine whether cash or shares of Independent common stock will be distributed to you in its sole discretion.

•	Independent cannot ensure that any Slade’s Ferry shareholder who makes an election will receive their election choice. The Merger Agreement provides that 75% of the outstanding shares of Slade’s Ferry common stock will be exchanged for stock and 25% of the outstanding shares of Slade’s Ferry common stock will be exchanged for cash. When the elections of all Slade’s Ferry shareholders have been received, Independent will determine the exact amount of cash and/or shares of Independent common stock to be distributed to Slade’s Ferry shareholders based on their election choices and the proration procedures described in the Merger Agreement and the Proxy Statement. Independent will attempt to comply with the election requests of Slade’s Ferry shareholders. However, if shareholders owning more than 25% of the outstanding shares of Slade’s Ferry common stock elect to receive cash, the aggregate number of shares of Slade’s Ferry common stock that will be exchanged for cash will be reduced to 25% on a pro rata basis. If shareholders owning more than 75% of the outstanding shares of Slade’s Ferry common stock elect to receive shares of Independent common stock, the aggregate number of shares of Slade’s Ferry common stock that will be exchanged for Independent common stock will be reduced to 75% on a pro rata basis.

•	An exchange for cash will be treated as a sale of stock. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

Please provide your signed instructions below:
ELECTION OPTIONS — STOCK ELECTION — ___% of the Slade’s Ferry shares of common stock to be converted into 0.818 shares of Independent common stock per share of Slade’s Ferry common stock, subject to the proration procedures in the Merger Agreement. No fractional shares will be issued and you will receive a cash payment in lieu of fractional shares. CASH ELECTION — Each share of your Slade’s Ferry common stock not included in the percentage elected above for conversion to Independent common stock will be converted into a cash payment of $25.50 per share, subject to the proration procedures in the Merger Agreement. NO ELECTION — The Slade’s Ferry shares of common stock converted into 0.818 shares of Independent common stock per share of Slade’s Ferry common stock and/or a cash payment of $25.50 per share of Slade’s Ferry common stock, subject to the proration procedures in the Merger Agreement. Account Number ___ If you do not elect one of these options, the Exchange Agent will treat you as having made “No Election.” ___ Signature of Shareholder___ Signature of Shareholder___ Phone Number —
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION
AND RISK OF THE ELECTING SHAREHOLDER. IF DELIVERED BY MAIL,
REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED.
IN ALL CASES, SUFFICIENT TIME SHOULD BE
ALLOWED TO ENSURE DELIVERY.
IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR
FINANCIAL ADVISOR DIRECTLY.
PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF SLADE’S FERRY BANCORP.
          This form, or a facsimile hereof, must be used in connection with your election if:
     1.      The certificates for the shares of common stock of Slade’s Ferry Bancorp. are not immediately available;
     2.      Time will not permit the Election Form and Letter of Transmittal and other required documents to be delivered to the Exchange Agent on or before [Time of Day], Eastern time, on [Election Deadline] (the “Election Deadline”); or
     3.      The procedures for book-entry transfer cannot be completed on a timely basis.
          This form and the Election Form and Letter of Transmittal may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.
The Exchange Agent is:
Computershare

By Mail or Facsimile:	By Hand:
[Exchange Agent Mailing Address] Facsimile: [___]	[Exchange Agent Physical Address]

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.
          The undersigned hereby surrenders to Computershare, the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus dated [Proxy Statement Date] and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged, the number of shares of common stock of Slade’s Ferry Bancorp. set forth on the reverse side of this Notice of Guaranteed Delivery.

Number of Shares Surrendered: Certificate Number(s) (if available): Check Box if Shares Will Be Surrendered by Book-Entry Transfer DTC Account Number: Name(s) of Record Holder(s): Address: Telephone Number: (___) Social Security Number or Employer Identification Number: Dated: ___, 2008 Signature(s)

GUARANTEE The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within three business days after the Election Deadline of [Time of Day], Eastern time, on [Election Deadline]. Name of Firm: (Authorized Signature) Address: Name: Title: Telephone Number: (___) Dated: ___, 2008 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. STOCK CERTIFICATES MUST BE SENT WITH THE ELECTION FORM.
This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call Independent’s Exchange Agent, Computershare at [Exchange Agent Phone Number].